Exhibit 31.4
CERTIFICATION
I, Matthew Cenac, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of SEACOR Holdings Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	May 1, 2017

/s/ MATTHEW CENAC
Name:	Matthew Cenac
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)